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                                                                   EXHIBIT 10.10


                        SEVERANCE COMPENSATION AGREEMENT




         This SEVERANCE COMPENSATION AGREEMENT (the "Agreement") is made as of September 15, 2000 between MCE COMPANIES, INC., a Michigan corporation (the "Company"), and JOHN L. SMUCKER, currently an executive officer of the Company employed in the position of President and Chief Executive Officer of the Company (the "Executive").



                                    Recitals:


         A. The Company and Executive have heretofore agreed to the terms of Executive's employment by the Company, including those terms and conditions set forth in that certain Employment Agreement, dated as of December 30, 1996, as amended by Amendment No. 1 thereto, dated as of August 15, 2000, between the Company and the Executive (the "Employment Agreement").


         B. The Company believes that it is in the best interests of the Company and its shareholders if the Executive is assured that he will receive appropriate financial protection in the event of his termination for reasons other than death, Disability (as defined below), Retirement (as defined below) or Cause (as defined below) or in the event of his Resignation for Good Reason (as defined below), thus ensuring that the Executive will have an incentive to perform valuable services for the Company and will not be distracted in the event of an actual or threatened termination for such reasons, subject to the terms and conditions of this Agreement.

         C. The Executive is willing to provide dedicated services to the Company on the condition that he receives adequate assurance that he will receive appropriate financial protection in the event of his termination by the Company for reasons other than death, Disability, Retirement or Cause or in the event of his Resignation for Good Reason, subject to the terms and conditions of this Agreement.


                                   Agreement:

         NOW, THEREFORE, in return for good and valuable consideration and in consideration of the premises and the mutual promises made hereafter, the Executive and the Company agree as follows:


         1. Involuntary Termination and Resignation for Good Reason. The Executive shall be entitled to and shall receive the severance payments and benefits described in Section 2 of this Agreement if, and only if there has been an Involuntary Termination (as defined below) of the Executive's employment by the Company or there has been a Resignation for Good Reason, provided that, as a condition to the Executive receiving the severance payments and benefits described in Section 2, the Executive shall have executed and delivered to the Company, and shall not have revoked, the Release and Settlement Agreement in the form attached hereto as Schedule


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1 prior to or simultaneously with receiving such severance payments and benefits.



         2. Severance Payment and Benefits upon Involuntary Termination or Resignation for Good Reason. If there has been an Involuntary Termination or a Resignation for Good Reason, the Executive will be entitled to and shall receive all of the following:



                  (a) Salary. A continuance of his salary at one hundred percent (100%) of his then current base salary, as severance payment, for a period of twelve (12) months beyond the effective date of any Involuntary Termination or any Resignation for Good Reason (the "Severance Period"), provided that, in the event the Executive is entitled to receive the benefits of both the salary continuation set forth in this Section 2(a) and the liquidated damages set forth in Section 4(b)(ii) of the Employment Agreement (for a termination without "Cause" (as defined therein)), then the Executive's rights to such liquidated damages shall be deferred until such time as the continuation of his salary under this Section 2(a) has been paid in full and, upon such payment in full, his rights to such liquidated damages shall be terminated and without force or effect. Severance will be paid through the Severance Period in conjunction with the Company's routine payroll or may be paid in a lump sum, at the discretion of the Company.




                  (b) Automobile Allowance; Life Insurance Coverage.



                           (i) A continuance of his automobile allowance at one hundred percent (100%) of his then current rate of automobile allowance through the end of the Severance Period; and



                           (ii) A continuance of his life insurance coverage at one hundred percent (100%) of his then current rate of life insurance coverage through the end of the Severance Period, but only to the extent such continued coverage is permitted by the insurance carrier providing benefits to similarly situated active employees and can be obtained by the Company at the same cost the Company would incur for such coverage but for the Involuntary Termination of the Executive or the Resignation for Good Reason. The Company disclaims any liability for disputes relating to the Executive's entitlement to such insurance coverage, with it being understood and agreed that the underlying insurance policies shall govern all issues relating to such insurance coverage.



                  (c) Accrued Bonus. One hundred percent (100%) of the bonus, if any, accrued on the books and records of the Company with respect to the Executive and unpaid as of the effective date of any Involuntary Termination or any Resignation for Good Reason.



                  (d) COBRA. Should the Executive elect COBRA health care continuation coverage in the event of an Involuntary Termination or a Resignation for Good Reason, he shall pay for the first twelve (12) months of such COBRA coverage at the same rate he would have paid for health care coverage if his employment with the Company had not terminated as a result of an Involuntary Termination or a Resignation for Good Reason. For subsequent months' COBRA coverage after an Involuntary Termination or a Resignation for Good Reason, the Executive shall pay the prevailing COBRA rate (up to 102% of the Company's cost). If the Company's insurance carrier (the Company has the right to change insurance carriers at any time and at its sole discretion) is willing to extend the Executive's COBRA coverage to a period of


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time of up to six (6) months beyond the period of time required by COBRA, the
Company will not object to such extension of coverage. The Executive will continue to pay the prevailing COBRA rate for such extended coverage. The Executive will not be permitted to extend coverage beyond the maximum period of time required by COBRA under any of the Company's self-funded or partially self-funded health options or plans. The Executive's rights under this Section 2(d) shall be in addition to any rights he may have under applicable COBRA laws.



                  (e) Immediate Vesting of Stock Options, Etc. Any outstanding stock option or stock appreciation right granted to the Executive by the Company under the 2000 Stock Incentive Plan or otherwise (regardless of the date of grant) immediately shall become fully vested and exercisable in full, regardless of any installment provision applicable to such stock option or stock appreciation right, and the remaining restriction period on any restricted stock granted to the Executive by the Company under the 2000 Stock Incentive Plan or otherwise (regardless of the date of grant) immediately shall lapse and the shares shall become fully transferable, subject to any applicable federal or state securities laws.



                  (f) Offset upon Subsequent Employment. In the event that the Executive finds subsequent employment prior to the termination of the Severance Period, the remaining payments under Sections 2(a), (b), (c) and (d) above will be offset by the salary, automobile allowance, life insurance coverage, accrued bonus and healthcare coverage, as the case may be, actually received by the Executive in his subsequent employment.



                  (g) Reduction for "Parachute Payments". Notwithstanding anything in this Agreement to the contrary, the cash payments described in this
Section 2, when aggregated with any other "parachute payments", as defined under
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), payable under any other plans, agreements or policies of the Company, shall be reduced to the highest amount permissible under Sections 280G and 4999 of the Code before the Executive becomes subject to the excess parachute payment excise tax under Section 4999 of the Code and the Company loses all or part of its compensation deduction for such payments.



         3. Rights upon Change in Control. In the event of a Change in Control (as defined below), any outstanding stock option or stock appreciation right granted to the Executive by the Company under the 2000 Stock Incentive Plan or otherwise (regardless of the date of grant) immediately shall become fully vested and exercisable in full, regardless of any installment provision applicable to such stock option or stock appreciation right, and the remaining restriction period on any restricted stock granted to the Executive by the Company under the 2000 Stock Incentive Plan or otherwise (regardless of the date of grant) immediately shall lapse and the shares shall become fully transferable, subject to any applicable federal or state securities laws, provided that, at the request of the Company, as a condition to the Executive receiving the rights described in this Section 3, the Executive shall have executed and delivered to the Company, and shall not have revoked, the Release and Settlement Agreement in the form attached hereto as Schedule 1 prior to or simultaneously with receiving such rights (such form to be modified such that the release contained therein shall be with respect to matters arising from facts and circumstances occurring prior to or as of such date, shall exclude any matter arising from facts and circumstances occurring after such date and shall exclude any obligations of the Company due to the Executive relative to the Executive's employment with the Company), and provided further


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that it is acknowledged and agreed that, depending on the facts and circumstance, the Executive may be obligated to execute and deliver such a Release and Settlement Agreement both in connection with this Section 3 and in connection with Section 1.



         4. Defined Terms. For purposes of this Agreement, the following terms shall have the meanings set forth below:



                  (a) "Accepted Duties" shall mean the Executive's current duties and responsibilities as President and Chief Executive Officer of the Company, or as any other officer or in any other position to which the Executive is appointed and in which he mutually agrees to serve (collectively, the "Accepted Duties").



                  (b) "Affiliated Group" shall mean, at any time, the Company and any of its direct or indirect subsidiaries (whether now or hereinafter in existence) and any of its other affiliates which are controlled by the Company (whether now or hereinafter in existence), including, without limitation, as of the date hereof, the following subsidiaries of the Company: DML Microwave Limited; Inmet Corporation; KDI/Triangle Corporation; Metelics Corporation; and Weinschel Corporation.



                  (c) "Cause" shall mean a termination of the Executive's employment by the Company for any of the following reasons:



                           (i) the Executive's failure to substantially perform his services with respect to his Accepted Duties, in any material manner, other than any such failure resulting from his Disability or for Good Reason, including the failure to comply in any material manner with the policies, rules or directives of the Chairman, President or Chief Executive Officer of the Company or of the Board of Directors of the Company, with such failure to be determined in the good faith opinion of the Board of Directors by the affirmative vote of at least two-thirds of the directors (but not including the Executive if the Executive is a Director), provided that the Executive shall have received ninety (90) days prior written notice of the Board's concern with respect to such failure and shall have failed to cure such failure within such ninety (90) day period; or



                           (ii) the Executive's engaging in any serious misconduct which, in the good faith opinion of the Board of Directors of the Company by affirmative vote of two-thirds of the directors (but not including the Executive if the Executive is a Director), is substantially injurious to the Company's business (it being understood that such misconduct shall be deemed substantially injurious only if the injury is reasonably likely to exceed $100,000); or



                           (iii) the Executive's performance of any act or acts of dishonesty resulting or intended to result directly or indirectly in significant gain or personal enrichment at the expense of the Company, with the foregoing to be determined in the good faith opinion of the Board of Directors by the affirmative vote of at least two-thirds of the directors (but not including the Executive if the Executive is a Director); or



                           (iv) The Executive's gross negligence or willful misconduct in the


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         performance of his Accepted Duties, in any material manner, other than any such failure resulting from his Disability or for Good Reason, with such gross negligence or willful misconduct to be determined in the good faith opinion of the Board of Directors by the affirmative vote of at least two-thirds of the directors (but not including the Executive if the Executive is a Director), provided that the Executive shall have received ninety (90) days prior written notice of the Board's concern with respect to such gross negligence or willful misconduct and shall have failed to cure same within such ninety (90) day period; or



                           (v) the Executive's conviction of a felony, misdemeanor resulting in a jail sentence or any crime involving moral turpitude; or



                           (vi) any material breach by the Executive of the obligations set forth below in Section 8.



                  (d) As used herein "Change in Control" means the occurrence of any one of the following events:



                           (i) If any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or group of persons acting in concert (other than (A) the Company, (B) a subsidiary, (C) the current holders of Common Stock or securities providing a holder the right to acquire Common Stock or the "affiliates" (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) of such current holders, or (D) an employee benefit plan or employee benefit plan trust maintained by the Company or a subsidiary) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act, except that a person also shall be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote in the election of directors; provided that the occurrence of an initial public offering or subsequent public offering of the securities of the Company under the Securities Act of 1933, as amended, shall be excluded from the foregoing. Notwithstanding the foregoing, the beneficial ownership requirement in this Section 4(d)(i) shall not be satisfied if the attainment of the applicable percentage of beneficial ownership is the result of an acquisition of voting stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by any person; provided, however, that, if a person shall become the beneficial owner of 50% or more of the voting stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial owner of any additional voting stock, then the beneficial ownership requirement in this Section 4(d)(i) shall have been satisfied.



                           (ii) If there shall be consummated any merger or consolidation (or series of mergers or consolidations) of the Company, or any sale, lease, exchange, liquidation or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than (A) a merger or consolidation which would result in the voting stock of the Company immediately prior thereto


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         continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than 60% of the combined voting power of the voting stock of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization (or similar transaction) of the Company in which no person becomes the owner of 50% or more of the combined voting power of the then outstanding voting stock of the Company, or (C) a merger or consolidation effected to implement a reorganization of the Company's ownership wherein the Company shall become a wholly-owned subsidiary of another corporation and the shareholders of the Company shall become shareholders of such other corporation without any material change in each shareholder's proportionate ownership of such other corporation from that owned in the Company prior to such merger or consolidation.



                           (iii) If there is the addition of new members to the Board of Directors of the Company within any consecutive twenty-four
         (24) month period, which members constitute a majority of the Board, unless a majority of the Board consists of incumbent members of the Board in office prior to the commencement of such twenty-four (24) month period, plus new members who were recommended or appointed by a majority of the incumbent directors in office immediately prior to the addition of such new members to the Board.



                  (e) "Disability" shall mean the Executive's total and permanent disability which prevents the Executive from performing his Accepted Duties for a continuous period exceeding nine (9) months. The determination of Disability shall be made by a medical board certified physician mutually acceptable to the Company and the Executive (or the Executive's legal representative, if one has been appointed), and if the parties cannot mutually agree to the selection of a physician, then each party shall select such a physician and the two physicians so selected shall select a third physician who shall make this determination. The Company and the Executive shall each bear one- half of the fees and expenses for all such physicians.



                  (f) "Involuntary Termination" shall mean an involuntary termination of the Executive's employment by the Company for any reason other than death, Disability, Retirement or Cause.



                  (g) "Good Reason" shall mean any of the following, provided that the Company shall have received ninety (90) days prior written notice of the Executive's concern with respect to any of the following and shall have failed to cure such failure within such ninety (90) day period:



                           (i) A material change by the Company in the Executive's then Accepted Duties which is inconsistent with and materially less important than the then Accepted Duties;



                           (ii) A reduction by the Company in the Executive's base compensation; or



                           (iii) The Company's relocation of the Executive's principal place of employment to a place more than thirty (30) miles from 310 Dino Drive, Ann Arbor,


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         Michigan.



                  (h) "Resignation for Good Reason" shall mean a termination of the Executive's employment by resignation of the Executive for Good Reason.



                  (i) "Retirement" shall mean retirement by the Executive on or after age 65.



                  (j) "2000 Stock Incentive Plan" shall meant the MCE Companies, Inc. 2000 Stock Incentive Plan adopted by the Company's Board of Directors on July 20, 2000 and subsequently approved by the Company's shareholders effective as of August 15, 2000.



         5. Notice of Voluntary Termination. The Executive agrees that if he decides to terminate his employment with the Company of his own volition, including any Resignation for Good Reason, he will provide the Company with at least thirty (30) days prior written notice.



         6. Tax Withholding. The Company shall use its best commercially reasonable efforts to withhold from any amounts payable to the Executive under this Agreement such sums as are necessary to satisfy all applicable Federal, State, local or other income and employment withholding taxes. In the event the Company fails to withhold such sums for any reason, the Executive shall promptly, upon a request by the Company, remit to the Company sufficient cash to satisfy all applicable income and employment withholding taxes.



         7. Termination of Certain Obligations of the Company. The Company's obligations under Sections 1, 2 and 3 of this Agreement shall terminate upon the termination of the Executive's employment upon death, Disability, Retirement or Cause.



         8. Confidentiality and Noncompetition Matters. The Executive hereby acknowledges and recognizes the competitive nature of the business of the Company and, accordingly, in partial consideration of the consummation of this Agreement, and regardless of whether the Executive is entitled to receive any severance compensation payments under this Agreement, the Executive agrees as follows:



                  (a) Confidentiality Matters. The Executive agrees to at all times during and after his employment with the Company (regardless of whether there occurs an Involuntary Termination or a Resignation for Good Reason) to hold in confidence and keep secret and inviolate all of the confidential information of the Affiliated Group, including, without limitation, all unpublished matters relating to the business, property, accounts, books, records, customers and contracts of the Company which he may or hereafter come to know; provided, however, that the Executive may:



                           (i) disclose any such information which (A) has otherwise entered the public domain (other than through a breach of this Agreement) or which he is required to disclose to any governmental authority by law or subpoena or judicial process, or (B) was available to the Executive on a nonconfidential basis prior to the disclosure, provided that the source of such information was not known by the Executive to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information.

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                           (ii) disclose so much of such information to personal
         tax or financial advisors as may be reasonably appropriate to enable such advisors to render appropriate advice to the Executive.



                  (b) Noncompetition Matters.



                           (i) Covenant. The Executive agrees that, during the Noncompetition Period (as defined below), the Executive will not, directly or indirectly, whether as an officer, director, executive, proprietor, employee, partner, investor (other than as a holder of less than five percent (5%) of the outstanding stock of a publicly-traded corporation), consultant, independent contractor, advisor, agent, or otherwise, engage in any Business Activities (as defined below) in competition with the Affiliated Group in the United States and throughout the world, provided that, for purposes of this Section 8(b), the composition of the Affiliated Group shall be determined and fixed as of the effective time of the termination of the Executive's employment with the Company.



                           (ii) Noncompetition Period. As used herein, the term "Noncompetition Period" shall mean the period commencing with the date hereof and ending on the earlier to occur of (A) the effective date of any termination by the Company of the Executive's employment with the Company without Cause (and for reasons other than Disability), or (B) the first (1st) anniversary of the effective date of any Resignation for Good Reason or any termination of the Executive's employment with the Company arising from a Disability.



                           (iii) Business Activities. As used herein, the term "Business Activities" shall mean the business activities of the Affiliated Group as presently conducted or as conducted in the future (but in no event after the effective time of the termination of the Executive's employment with the Company), including, without limitation, the design, manufacture and sale of devices, components and subsystems which operate over the full range of frequencies commonly used in wireless communications transmission and which are used throughout mobile and fixed wireless infrastructure equipment and related test equipment applications, as well as wireless broadband access, fiber optic networking, radar and satellite applications.



                  (c) Irreparable Harm; Injunctive Relief. The Executive acknowledges that if he violates the terms of this Section 8, he will cause severe and irreparable injury to the business and goodwill of the Company, which injury is not adequately compensable by money damages. Accordingly, in the event of a breach of this Section 8, the Company shall, in addition to any other rights and remedies, be entitled to immediate and appropriate injunctive relief, or a decree of specific performance of this Agreement, without the necessity of showing any irreparable injury or special damages, in an appropriate court having equitable jurisdiction in the matter, provided, however, that this shall in no way limit any other remedies which the Company may have (including, without limitation, the right to seek monetary damages).



                  (d) Enforceability; Acknowledgments of the Parties. The parties agree and acknowledge that the restrictions contained in this Section 8 are reasonable in scope and duration and are necessary to protect the Company. If the terms of this Section 8 shall be held by a court to be invalid or unenforceable because it is too broad in any respect, this Agreement shall be narrowed by the court to the extent deemed necessary by the court to be enforceable and the same shall in no way affect any other circumstance or the validity or enforceability of any other provisions of this Agreement. It is the intent of the parties that a court enforce these restrictions to the fullest extent permitted by law.



         9. Effect on Employment. Neither this Agreement, nor the rights and obligations set forth herein, shall be deemed to create any right with respect to the Executive to be retained or continued in the employment of the Company or any of its subsidiaries.



         10. Arbitration. The Company and the Executive agree that, except for the injunctive relief described above in Section 8(d), any and all disputes, claims or controversies arising in connection with this Agreement shall be finally settled by arbitration pursuant to the Voluntary Labor Arbitration Rules of the American Arbitration Association, as then in effect. In the event of any conflict between such Rules and the provisions of this Agreement, the provisions of this Agreement shall govern. In selecting the eligible arbitrators, the American Arbitration Association will give due consideration to the subject matter of the dispute. The arbitrator's(s') sole authority shall be to interpret and apply the provisions of this Agreement and, in connection therewith, the arbitrator(s) shall not change, add to, or subtract from, any of the provisions of this Agreement. The arbitrator(s) shall have the power to compel attendance of witnesses at the hearing. The arbitration hearing shall be conducted in the metropolitan area of Ann Arbor, Michigan. All expenses of the arbitration shall be divided equally between the Company and the Executive. Each of the Company and the Executive shall be responsible for its/his own legal fees and other costs relating to the arbitration proceeding. Any decision, award and/or judgment rendered by the arbitrators may be entered in and enforced by any court having competent jurisdiction thereof.



         11. Binding Effect.



                  (a) This Agreement shall be binding upon the successors and assigns of the Company. The Company shall take whatever actions are necessary to ensure that any successor to its operations (whether by purchase, merger, consolidation, sale of substantially all assets or otherwise) assumes the obligations under this Agreement and will cause such successor to evidence the assumption of such obligations in an agreement satisfactory to the Executive. Notwithstanding any other provisions in this Agreement to the contrary, if the Company fails to obtain an agreement evidencing the assumption of the Company's obligations by any such successor, the Executive shall receive payment of the severance compensation provided hereunder immediately after the effective time of any such succession, irrespective of whether there has occurred an Involuntary Termination or Resignation for Good Reason. For purposes of implementing the foregoing, the date on which any succession becomes effective shall be deemed to constitute the date of the Executive's Involuntary Termination or Resignation for Good Reason.



                  (b) This Agreement shall be binding upon the Executive and shall inure to the benefit of and be enforceable by his estate, legal representatives and heirs. However, the rights of the Executive under this Agreement shall not be assigned, transferred, pledged, hypothecated or otherwise encumbered, except by operation of law.



         12. Notices. Any notice required or permitted by this Agreement shall be in writing, addressed as follows:



                          Company:  If to the Company, to the following address:




                               MCE Companies, Inc.
                               310 Dino Drive
                               Ann Arbor, Michigan  48103
                               734-426-1230; fax 734-426-1510
                               Attn:  Jon E. Carlson
                               e-mail: jcarlson@mcecompanies.ocm



                               with a copy to:



                               Dykema Gossett PLLC
                               400 Renaissance Center
                               Detroit, Michigan 48243
                               Attn:  J. Michael Bernard
                               313-568-5374; fax 313-568-6832
                               e-mail: jbernard@dykema.com



                          Executive: If to the Executive, at the Executive's last home address on file with the Company.



Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section 12. Notices shall be deemed given (a) when received, if physically delivered, (b) when transmitted, if telephonically transmitted by facsimile transmission and if such transmission is confirmed within one (1) business day thereafter orally and by delivery by certified or registered United States Mail (with first class postage pre-paid) or guaranteed (in the ordinary course) overnight delivery, (c) when transmitted, if transmitted via e-mail and if such transmission is confirmed within one (1) business day thereafter orally and by delivery by certified or registered United States Mail (with first class postage pre-paid) or guaranteed overnight delivery, (d) five (5) business days after having been deposited in the United States Mail, as certified or registered mail (with return receipt requested and with first class postage pre-paid), or (e) one (1) business day after having been transmitted to a third party providing delivery services in the ordinary course of business which guarantees (in the ordinary course) delivery on the next business day after such transmittal (e.g., via Federal Express).



         13. Arm's Length Negotiations. Each party herein expressly represents and warrants to the other that: (a) before executing this Agreement, said party has fully informed itself or himself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and/or has obtained the advice of counsel before executing this

Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel. In addition, the Executive represents and warrants to the Company that his experience and capabilities are such that he understands the nature of the restrictions and agreements set forth in this Agreement.



         14. Miscellaneous. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall continue in full force and effect. This Agreement shall not be deemed to create a contract of employment between the Company and the Executive and shall create no right in the Executive to continue in the Company's employment for any specific period of time, or to create any other rights in the Executive or obligations on the part of the Company, except as set forth herein. This Agreement shall not restrict the right of the Company to terminate the Executive, or restrict the right of the Executive to terminate his employment. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and shall bind and shall inure to the benefit of the parties hereto, and their respective successors and assigns. Copies (photostatic, facsimile or otherwise) of this Agreement and signatures hereto shall be deemed to be originals and may be relied on to the same extent as the manually-signed originals. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.



         15. Entire Agreement; Modification. This Agreement contains the entire agreement between the Executive and the Company with respect to the subject matter hereof. Any modification of this Agreement must be made in writing and signed by the Executive and the President or other officer specifically authorized to do so by the Board of Directors of the Company.




                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.



Witness:



                                            MCE COMPANIES, INC.




/s/ Daniel T. Hoag                          By: /s/ Stephen W. Shpock
-----------------------------                  ---------------------------------



                                            Its: Vice-President - Operations
                                                --------------------------------





/s/ Daniel T. Hoag                          /s/ John L. Smucker
-----------------------------               ------------------------------------
                                            JOHN L. SMUCKER, the Executive







Attachment:



         Schedule 1        Form of Release and Settlement Agreement

                                   SCHEDULE 1




                        RELEASE AND SETTLEMENT AGREEMENT





         This RELEASE AND SETTLEMENT AGREEMENT (the "Agreement") is made as of
            ,      between MCE COMPANIES, INC., a Michigan corporation (the
"Company"), and                       (the "Executive").




                                    Recitals:



         A. The Company and the Executive are parties to a Severance and Compensation Agreement dated September 15, 2000 (the "Severance Compensation Agreement"). Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to such terms in the Severance Compensation Agreement.



         B. Effective as of           ,     (the "Separation Date"), the
Executive's employment with the Company was or will be terminated due to the occurrence of an Involuntary Termination or the Executive's Resignation for Good Reason.



         C. The Company is not obligated to pay the Executive any additional compensation or benefits other than that which has been earned as of the Executive's Separation Date and other than that which is set forth in the Severance Compensation Agreement. This Agreement is the Release and Settlement Agreement referenced in the Severance Compensation Agreement and the payment of the severance benefits set forth in the Severance Compensation Agreement is conditioned upon the execution and delivery by the Executive of this Agreement.




                                   Agreement:




         NOW, THEREFORE, in return for good and valuable consideration and in consideration of the premises and the mutual promises made hereafter, the Executive and the Company agree as follows:



         1. Severance Compensation Agreement. Subject to the terms and conditions of the Severance Compensation Agreement, (a) the Company agrees to pay the Executive the severance payments and to provide the Executive with the other benefits described in Section 2 of the Severance Compensation Agreement, to provide the Executive with the rights described in Section 3 of the Severance Compensation Agreement, and to otherwise comply with the provisions of the Severance Compensation Agreement, as the case may be, and (b) the Executive agrees to comply with the confidentiality and noncompetition covenants in
Section 8 of the Severance Compensation Agreement and to otherwise comply with the provisions of the Severance Compensation Agreement.

         2. Acknowledgment. The Executive and the Company acknowledge that the amounts to be paid pursuant to the Severance Compensation Agreement are in excess of any earned wages or benefits due and owing the Executive through his Separation Date.



         3. Release. In exchange for the good and valuable consideration set forth in Section 1 of this Agreement, the Executive, on behalf of himself, his heirs, executors and assigns, releases, waives and discharges any and all manner of action, causes of action, claims, rights, charges, suits, damages, debts, demands, obligations, attorneys' fees, or any and all other liabilities or claims of whatsoever nature, whether in law or in equity, known or unknown, including, but not limited to, any claim and/or claim of damages or other relief for tort, breach of contract, personal injury, negligence, age discrimination under The Age Discrimination In Employment Act of 1967 (as amended), employment discrimination prohibited by other federal, state or local laws, including, but not limited to, sex, race, national origin, marital status, age, handicap, height, weight, or religious discrimination, and any other claims for unlawful employment practices which the Executive has claimed or may claim or could claim in any local, state or federal forum, against the Company, its directors, officers, employees, successors and assigns, its and their respective affiliates and all others, as a result of the Executive's employment at and separation of employment from the Company, provided that, the Executive and the Company retain the right to enforce this Agreement and the Severance Compensation Agreement.



         4. Irrevocable Bar. The parties intend that this Agreement will irrevocably bar any action or claim whatsoever by the Executive against the Company for any resultant injuries or damages, whether known or unknown, sustained or to be sustained, as a result of any of the Company acts, omissions and conduct having occurred up to the present date, including, but not limited to, the Executive's employment with the Company and the termination of that employment, other than those concerning this Agreement and the Severance Compensation Agreement.



         5. Rights or Claims Arising After the Date Hereof. The Executive and the Company understand that the Executive is not waiving rights or claims that may arise after the date this Agreement is executed.



         6. Review of Agreement. The Executive understands and agrees that he has read this Agreement carefully and understands all of its terms.



         7. Advice to Consult Attorney. The Executive understands and agrees that he is advised to consult with an attorney prior to executing this Agreement.



         8. Period within which to Consider Agreement. The Executive understands and agrees that he has been given 21 days (or more) within which to consider this Agreement.



         9. REVOCATION. THE EXECUTIVE UNDERSTANDS AND AGREES THAT HE MAY

REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE EXECUTION OF THIS AGREEMENT. NEITHER THIS AGREEMENT NOR THE COMPANY'S OBLIGATIONS UNDER SECTIONS 1, 2 OR 3 OF THE SEVERANCE COMPENSATION AGREEMENT SHALL BE EFFECTIVE UNTIL THIS REVOCATION PERIOD HAS EXPIRED (AT WHICH TIME SUCH OBLIGATIONS SHALL BE EFFECTIVE, RETROACTIVE TO THE TIME CONTEMPLATED IN THE SEVERANCE COMPENSATION AGREEMENT). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PROVISIONS OF SECTION 8 OF THE SEVERANCE COMPENSATION AGREEMENT (RELATIVE TO CONFIDENTIALITY AND NONCOMPETITION MATTERS) SHALL NOT BE TERMINATED OR OTHERWISE AFFECTED BY ANY REVOCATION OF THIS AGREEMENT. THE EXECUTIVE UNDERSTANDS THAT ANY REVOCATION, TO BE EFFECTIVE, MUST BE IN WRITING AND EITHER
(A) POSTMARKED WITHIN SEVEN (7) DAYS OF EXECUTION OF THIS AGREEMENT AND ADDRESSED TO THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY, ATTENTION:
PRESIDENT, OR (B) HAND DELIVERED WITHIN SEVEN (7) DAYS OF EXECUTION OF THIS AGREEMENT TO THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY, ATTENTION:
PRESIDENT. THE EXECUTIVE UNDERSTANDS THAT IF REVOCATION IS MADE BY MAIL, MAILING BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, IS RECOMMENDED TO SHOW PROOF OF MAILING.



         10. Voluntary Action; No Reliance. In agreeing to sign this Agreement, the Executive is doing so completely voluntarily and agrees that he has not relied on any oral statements or explanations made by the Company or its representatives.



         11. Nondisclosure. Both parties agree not to disclose the terms of this Agreement to any third party, except as is required by law, or as is necessary for purposes of securing counsel from either parties' attorneys or accountants.



         12. No Disparaging Statements. The Executive and the Company agree not to make any disparaging statements about the other.



         13. Full Accord and Satisfaction. This Agreement is in full accord and satisfaction and compromise of the claims of the Executive and the Company and is not to be construed as an admission of liability on the part of the Company.



         14. Miscellaneous. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and shall bind and shall inure to the benefit of the parties hereto, and their respective successors and assigns. Copies (photostatic, facsimile or otherwise) of this Agreement and signatures hereto shall be deemed to be originals and may be relied on to the same extent as the manually-signed originals. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.



         15. Entire Agreement. Modification. This Agreement contains the entire agreement between the Executive and the Company with respect to the subject matter hereof. Any modification of this Agreement must be made in writing and signed by the Executive and an officer specifically authorized to do so by the Board of Directors of the Company.





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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.



Witness:


                                      MCE COMPANIES, INC.




-----------------------------
                By:
                   -----------------------------------
                                          Its:
                                              ----------------------------------




-----------------------------
                --------------------------------------
                                                                , the Executive
                                          ----------------------